UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 3, 2007

CYGNE DESIGNS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22102	04-2843286
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 West 42nd Street, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 997-7767

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On August 3, 2007 Cygne entered into a $15 million secured revolving credit arrangement. The credit arrangement, which replaces Cygne's expired factoring arrangement with Milberg Factors, provides Cygne with $15 million of working capital borrowings, as well as a $2 million letter of credit facility to support a guaranty in favor of one of its suppliers. The credit agreement terminates on August 31, 2009, although Cygne can terminate it at any time upon 60 days notice and the Lender can terminate at any time upon a default under the credit agreement. Borrowings bear interest at the Lender's announced base rate plus one quarter of one percent, and are secured by all the assets of Cygne. A copy of the Loan Agreement and the Master Revolving Note are attached to this current report on Form 8-K as exhibit 10.1 and 10.2 and incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On August 3, 2007, in a private equity placement, the Registrant issued 2,655,073 shares of Common Stock at a price of $1.38 per share, representing a 15% discount to the average closing price of the Common Stock on the 10 consecutive trading days ended July 20, 2007. In addition, Cygne issued to the purchasers warrants to purchase an aggregate of 1,062,030 shares of Common Stock at an exercise price of $1.95 per share. The $1.95 exercise price per share of the warrant represents a 20% premium to the average closing price of the common stock on the 10 consecutive trading days ended July 20, 2007. The warrants are exercisable at any time during the period beginning November 2007 and ending July 2012. Cygne has agreed to register the shares of Common Stock issued in the private placement and the shares of Common Stock issuable upon exercise of the warrants for resale under the Securities Act of 1933, as amended. Cygne intends to use the proceeds of the offering for working capital purposes. A copy of the form of Securities Purchase Agreement pursuant to which the shares and warrants were sold and the form of warrant are attached to this current report on Form 8-K as exhibits 10.3 and 4.1, respectively, and incorporated by reference.

Item 8.01 Other Events.

On August 6, 2007, the Registrant issued a press release reporting the credit arrangement and the sale of Common Stock. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1 Form of Warrant issued by Cygne Designs, Inc. pursuant to the Securities Purchase Agreement filed as Exhibit 10.3 hereto.

Exhibit 10.1 Loan and Security Agreement, dated as of July 30, 2007, by and between Cygne Designs, Inc. and Comerica Bank.

Exhibit 10.2 Master Revolving Note, dated as of July 30, 2007, made by Cygne Designs, Inc. in favor of Comerica Bank.

Exhibit 10.3 Form of Securities Purchase Agreement, dated as of August 3, 2007, between Cygne Designs, Inc. and each of the purchasers.

Exhibit 99.1 Press release dated August 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYGNE DESIGNS, INC.

Date: August 8, 2007	By:	/s/ Roy E. Green
	Name:	Roy E. Green
	Title:	Chief Financial Officer

EXHIBIT INDEX

4.1	Form of Warrant issued by Cygne Designs, Inc. pursuant to the Securities Purchase Agreement filed as Exhibit 10.3 hereto.

10.1	Loan and Security Agreement, dated as of July 30, 2007, by and between Cygne Designs, Inc. and Comerica Bank.

10.2	Master revolving Note, dated as of July 30, 2007, made by Cygne Designs, Inc. in favor of Comerica Bank.

10.3	Form of Securities Purchase Agreement, dated as of August 3, 2007, between Cygne Designs, Inc. and each of the purchasers.

99.1	Press release dated August 6, 2007.